UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Amendment and Restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan

At the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) held on June 15, 2017, the stockholders of the Company approved the amendment and restatement of the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”).

The Short-Term Cash Incentive Plan was submitted to stockholders for re-approval solely to satisfy certain requirements under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in order that amounts payable under the Short-Term Cash Incentive Plan may be treated as qualified “performance-based compensation” under Section 162(m). For purposes of clarity, the Short-Term Cash Incentive Plan was renamed the “Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan” as part of the amendment and restatement.

Administration

The Short‑Term Cash Incentive Plan is administered by the Compensation and Organization Committee (the “Compensation and Organization Committee”) of the Company’s Board of Directors (the “Board”). The Compensation and Organization Committee has the authority to select participants in the Short‑Term Cash Incentive Plan from among the Company’s key associates and to determine the performance goal(s), target amounts and other terms and conditions of awards under the Short‑Term Cash Incentive Plan.

Eligibility

The Company’s associates with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m)) for the relevant fiscal year, are eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Short‑Term Cash Incentive Plan.

Terms of Awards

Awards under the Short‑Term Cash Incentive Plan will be payable upon the achievement during each performance period (which may be the Company’s Spring and Fall selling seasons or the Company’s full fiscal year) of specified objectives. Annual incentive compensation targets may be established for eligible associates ranging from 5% to 150% of base salary. Associates may earn their target incentive compensation if the pre-established performance goal(s) is/are achieved. The amount of incentive compensation paid to participating associates may range from zero to double their targets, based upon the extent to which performance goal(s) is/are achieved or exceeded.

Maximum Amount of Compensation Payable Under the Short‑Term Cash Incentive Plan

The maximum dollar amount payable to any participant for any fiscal year of the Company under the Short‑Term Cash Incentive Plan is $5,000,000.

Objective Performance Goals

For each performance period, the Compensation and Organization Committee will select one or more of the following measures as the performance goal(s), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation and Organization Committee:

•	gross sales, net sales, or comparable store sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•
market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These factors may be adjusted by the Compensation and Organization Committee to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with United States generally accepted accounting principles (“GAAP”) or identified in the Company’s financial statements or notes to the financial statements. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer retail companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan.

Clawback

If at any time after the date on which a Short‑Term Cash Incentive Plan participant has received payments under the Short‑Term Cash Incentive Plan pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid, given the correct data, then such portion of any such payment made to the Short‑Term Cash Incentive Plan participant must be repaid by such participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee. The Compensation and Organization Committee will have the sole discretion to determine whether to enforce its clawback rights.

Amendments and Termination

The Board may, from time to time, alter, amend, suspend or terminate the Short‑Term Cash Incentive Plan as the Board deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m). No amendments to, or termination of, the Short‑Term Cash Incentive Plan will in any way impair the rights of a participant under any award previously granted without such participant’s consent.

A description of the material terms of the Short-Term Cash Incentive Plan was included in the Company’s Proxy Statement for the 2017 Annual Meeting, under the caption “PROPOSAL 4 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ABERCROMBIE & FITCH CO. SHORT-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN,” which description is incorporated herein by reference. The foregoing description of the Short-Term Cash Incentive Plan is qualified in its entirety by reference to the actual terms of the Short-Term Cash Incentive Plan, which is included as Exhibit 10.1 to this Current Report on Form 8‑K.

Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan

At the 2017 Annual Meeting, the stockholders of the Company also approved the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan (the “Long-Term Cash Incentive Plan”).

Administration

The Long-Term Cash Incentive Plan will be administered by the Compensation and Organization Committee. The Compensation and Organization Committee will have the authority to select participants in the Long-Term Cash Incentive Plan from among the Company’s key associates and to determine the performance goals and other terms and conditions of awards under the Long-Term Cash Incentive Plan. The Compensation and Organization Committee will have full power and authority to: (1) prescribe rules and regulations for the administration of the Long-Term Cash Incentive Plan; (2) construe and interpret the Long-Term Cash Incentive Plan and all related award agreements; and (3) make all other determinations that the Compensation and Organization Committee deems necessary or advisable for the administration of the Long-Term Cash Incentive Plan.

The Long-Term Cash Incentive Plan specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the Long-Term Cash Incentive Plan to one or more officers or associates of the Company.

Eligibility

The Company’s associates as well as those of the subsidiaries or affiliates of the Company with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m)) at the time of settlement of an award, are eligible to earn long-term cash incentive compensation payments under the Long-Term Cash Incentive Plan.

Terms of Awards

The Compensation and Organization Committee will determine whether the grant, issuance, vesting and/or settlement of any award (incentive opportunity) granted under the Long-Term Cash Incentive Plan will be contingent upon the achievement of pre-established performance goals satisfying the requirements of Section 162(m) or subject to performance conditions that are not intended to comply with Section 162(m). The performance period for any award granted under the Long-Term Cash Incentive Plan will be determined by the Compensation and Organization Committee but may not be less than two years.

Maximum Incentive Opportunity Under the Long-Term Cash Incentive Plan

The maximum incentive opportunity which may be awarded to any participant for any fiscal year of the Company under the Long-Term Cash Incentive Plan is $10,000,000, without regard to whether the award is intended to comply with Section 162(m).

Objective Performance Goals

For each performance period, the Compensation and Organization Committee will select one or more of the following measures as the performance goal(s) applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation and Organization Committee:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•
market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These factors may be adjusted by the Compensation and Organization Committee to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements. These factors must have a minimum performance standard below which no payments will be made, and a maximum performance standard above which no additional payments will be made. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan. These performance goals and determination of results will be based entirely on objective measures.

For each performance-based award, the Compensation and Organization Committee will establish in writing the applicable performance goal(s), performance period and formula for computing the performance-based award while the outcome of the applicable performance goal(s) is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goal(s) and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

Settlement of Awards

Settlement of awards which have been earned will be paid in cash no later than the 15th day of the third month following the end of the applicable performance period. The Compensation and Organization Committee will specify the circumstances in which awards will be paid or forfeited in the event of a participant’s death, disability or retirement, in connection with a Change of Control or in connection with any other termination of employment prior to the end of a performance period or settlement of awards.

Clawback

If at any time after the date on which a Long-Term Cash Incentive Plan participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited, (ii) such portion of the award that became vested will be deemed to not be vested and the cash paid to the Long-Term Cash Incentive Plan participant must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the Long-Term Cash Incentive Plan participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.

Additional Forfeiture Provisions

Unless otherwise determined by the Compensation and Organization Committee, each award granted under the Long-Term Cash Incentive Plan is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a Long-Term Cash Incentive Plan participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a Long-Term Cash Incentive Plan participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the Long-Term Cash Incentive Plan:

•	Any award not then settled will be immediately forfeited and cancelled; and

•
The participant will be obligated to repay to the Company, in cash, the total amount realized by the participant upon settlement of an award that occurred within any of the timeframes described in the Long-Term Cash Incentive Plan.

Change of Control

Except as otherwise provided by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the Long-Term Cash Incentive Plan), in the event of a Change of Control, the following will apply:

•
In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the first day of the applicable performance period and the date of the Change of Control; and

•
In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the first day of the applicable performance period and the date of the Change of Control.

Transferability

No award or other right or interest of a participant under the Long-Term Cash Incentive Plan may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the participant to any party (other than the Company or a subsidiary or affiliate of the Company), or assigned or transferred by the participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of the participant.

Adjustments

If any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than shares of the Company’s Class A Common Stock, $0.01 par value (“Common Stock”)), recapitalization, forward or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Company’s Common Stock, then the Compensation and Organization Committee will, in such equitable manner as it determines, adjust the terms and conditions of, and the criteria included in, awards (including performance goals) in recognition of unusual or nonrecurring events (including events described in the preceding sentence as well as acquisitions or dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent that the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from any award granted, any payment relating to an award under the Long-Term Cash Incentive Plan, or any payroll or other payment to a Long-Term Cash Incentive Plan participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award or to require a Long-Term Cash Incentive Plan participant to remit to the Company an amount in cash or other property to satisfy such withholding requirements or by taking certain other actions.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the Long-Term Cash Incentive Plan made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the Long-Term Cash Incentive Plan, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the participant whose award is modified.

Effective Date and Term

The Long-Term Cash Incentive Plan will become effective on June 15, 2017, upon approval of the Long-Term Cash Incentive Plan by our stockholders. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the Long-Term Cash Incentive Plan will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Long-Term Cash Incentive Plan.

Amendments and Termination

The Board may, from time to time, alter, amend, suspend or terminate the Long-Term Cash Incentive Plan as the Board deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m). No amendments to, or termination of, the Long-Term Cash Incentive Plan will in any way impair the rights of a participant in the Long-Term Cash Incentive Plan under any award previously granted without such participant’s consent.

A description of the material terms of the Long-Term Cash Incentive Plan was included in the Company’s Proxy Statement for the 2017 Annual Meeting, under the caption “PROPOSAL 5 - APPROVAL OF THE ABERCROMBIE & FITCH CO. LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN,” which description is incorporated herein by reference. The foregoing description of the Long-Term Cash Incentive Plan is qualified in its entirety by reference to the actual terms of the Long-Term Cash Incentive Plan, which is included as Exhibit 10.2 to this Current Report on Form 8‑K.

Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 1,200,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards

At the 2017 Annual Meeting, the stockholders of the Company also approved amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 1,200,000 additional shares of Common Stock and to explicitly prohibit the current payment of dividends in any form on unvested equity awards.

The following paragraphs describe the material features of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates as amended effective June 15, 2017 (the “2016 Associates LTIP”).

Types of Awards

The 2016 Associates LTIP makes equity-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted shares of Common Stock (“Restricted Stock”); and

•	restricted stock units (“RSUs”), together with related rights and interests therein.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP is 4,700,000 shares of Common Stock (an increase of 1,200,000 shares as a result of the approval by the Company’s stockholders of amendments to the 2016 Associates LTIP at the 2017 Annual Meeting). Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by the Company in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Associates LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to an associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Associates LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the associate and will be available for future grants under the 2016 Associates LTIP. Shares that are withheld, or that are tendered by an associate (either by delivery or attestation) in connection with, an award of Options or SARs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Administration

The Compensation and Organization Committee administers the 2016 Associates LTIP. In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP.

The 2016 Associates LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.

Eligibility

The Compensation and Organization Committee may select any of the Company’s associates and those of the subsidiaries or affiliates of the Company to receive awards under the 2016 Associates LTIP.

Types of Awards

Options. The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the Option is granted. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) the Company may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

Performance-Based Awards. Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant Restricted Stock and RSUs in a manner that constitutes qualified “performance-based compensation” and is deductible by the Company under Section 162(m). Specifically, the Compensation and Organization Committee will condition the grant, vesting, exercisability and/or settlement of such performance-based awards on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•
market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each performance-based award granted to a “covered employee” (as that term is defined under Section 162(m)), the Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

No Dividends Payable with Respect to Unvested Awards

The 2016 Associates LTIP explicitly prohibits the current payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested.

Clawback

If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation and Organization Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.

Termination of Employment

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option or SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•
The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

•
In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier (a) of the expiration of the Option or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•
In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•
In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates by the Company’s stockholders at the 2016 Annual Meeting of Stockholders. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP is to terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of amendments to the 2016 Associates LTIP by the Company’s stockholders at the 2017 Annual Meeting extended the term of the 2016 Associates LTIP so that the authority to make grants is to terminate ten years after the date of the 2017 Annual Meeting.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

A description of the material terms of the 2016 Associates LTIP as amended by the stockholders of the Company at the 2017 Annual Meeting was included in the Company’s Proxy Statement for the 2017 Annual Meeting, under the caption “PROPOSAL 7 - APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 1,200,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS,” which description is incorporated herein by reference. The foregoing description of the 2016 Associates LTIP as amended effective June 15, 2017, is qualified in its entirety by reference to the actual terms of the 2016 Associates LTIP, which is included as Exhibit 4.10 to the Company’s Registration Statement on Form S‑8 (Registration No. 333‑218762) filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2017.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the 2017 Annual Meeting on June 15, 2017, at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 17, 2017, the record date for the 2017 Annual Meeting, there were a total of 67,995,752 shares of Common Stock outstanding and entitled to vote. At the 2017 Annual Meeting, 53,909,703, or 79.28%, of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2017 Annual Meeting was as follows:

Proposal 1 - Election of Ten Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
James B. Bachmann	40,400,334	2,285,740	31,119	11,192,510
Bonnie R. Brooks	40,875,305	1,820,074	21,814	11,192,510
Terry L. Burman	40,732,010	1,955,646	29,537	11,192,510
Sarah M. Gallagher	40,896,587	1,797,335	23,271	11,192,510
Michael E. Greenlees	40,742,278	1,950,032	24,883	11,192,510
Archie M. Griffin	36,889,151	5,801,271	26,771	11,192,510
Fran Horowitz	42,110,363	567,519	39,311	11,192,510
Arthur C. Martinez	40,430,459	2,258,813	27,921	11,192,510
Charles R. Perrin	40,747,444	1,937,179	32,570	11,192,510
Stephanie M. Shern	40,884,985	1,800,100	32,108	11,192,510

Each nominee for election as a director of the Company was required to be elected by a majority of the votes cast. Broker non-votes and abstentions were not treated as votes cast.

Each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Fran Horowitz, Arthur C. Martinez, Charles R. Perrin and Stephanie M. Shern was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders of the Company to be held in 2018.

Proposal 2 - Advisory Vote on the Frequency of the Future Advisory Votes on Executive Compensation:

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	34,030,822	22,635	7,370,773	1,281,084	11,192,510
Registered Holders of Common Stock	10,300	489	1,078	12
Total	34,041,122	23,124	7,371,851	1,281,096	11,192,510

The non-binding vote on the frequency of the future advisory votes on executive compensation required the approval of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Broker non-votes were not treated as votes cast. Abstentions were not counted as votes for any of the choices under the proposal.

Based on the voting results above, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board has determined that the Company will submit an advisory vote to stockholders on an annual basis to approve the Company’s compensation for its executive officers as set forth in the Company’s proxy statement for the year.

Proposal 3 - Approval of the Advisory Resolution on Executive Compensation:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	39,569,748	3,084,382	51,184	11,192,510
Registered Holders of Common Stock	7,342	4,356	181
Total	39,577,090	3,088,738	51,365	11,192,510

The approval of the advisory resolution on executive compensation required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Broker non-votes were not treated as votes cast. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the advisory resolution on executive compensation was approved by the stockholders of the Company.

Proposal 4 - Approval of the Amendment and Restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	40,493,487	2,157,077	54,750	11,192,510
Registered Holders of Common Stock	5,320	6,516	43
Total	40,498,807	2,163,593	54,793	11,192,510

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan was approved by the stockholders of the Company.

Proposal 5 - Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Plan:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	40,538,941	2,107,465	58,908	11,192,510
Registered Holders of Common Stock	7,611	4,232	36
Total	40,546,552	2,111,697	58,944	11,192,510

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan was approved by the stockholders of the Company.

Proposal 6 - Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 400,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	35,552,458	7,110,322	42,534	11,192,510
Registered Holders of Common Stock	7,600	4,226	53
Total	35,560,058	7,114,548	42,587	11,192,510

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 400,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, were approved by the stockholders of the Company.

Proposal 7 - Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 1,200,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	39,292,615	3,364,069	48,630	11,192,510
Registered Holders of Common Stock	7,577	4,247	55
Total	39,300,192	3,368,316	48,685	11,192,510

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 1,200,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, were approved by the stockholders of the Company.

Proposal 8 - Ratification of Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 3, 2018:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	51,961,334	1,691,705	244,785	N/A
Registered Holders of Common Stock	10,948	923	8	N/A
Total	51,972,282	1,692,628	244,793	N/A

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018 required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018 was ratified by the stockholders of the Company.

Proposal 9 - Stockholder Proposal Regarding "Proxy Access":

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	35,095,833	7,551,302	58,179	11,192,510
Registered Holders of Common Stock	10,420	1,442	17
Total	35,106,253	7,552,744	58,196	11,192,510

The approval of the stockholder proposal required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting on the proposal. Abstentions and broker non-votes were not counted as votes “for” or “against” the stockholder proposal. As a result of the vote disclosed above, the stockholder proposal regarding “Proxy Access” was approved by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with, or incorporated by reference into, this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (filed herewith)

10.2	Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan (filed herewith)

10.3
Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended effective June 15, 2017), incorporated herein by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8 (Registration No. 333-218762) filed on June 15, 2017

10.4
Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (as amended effective June 15, 2017), incorporated herein by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8 (Registration No. 333-218761) filed on June 15, 2017

[Remainder of page intentionally left blank; signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 15, 2017	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location
10.1	Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan	Filed herewith

10.2	Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan	Filed herewith

10.3	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended effective June 15, 2017)	Incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-8 (Registration No. 333-218762) of Abercrombie & Fitch Co. filed on June 15, 2017

10.4	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (as amended effective June 15, 2017)	Incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-8 (Registration No. 333-218761) of Abercrombie & Fitch Co. filed on June 15, 2017